UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2013

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including
area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 11, 2013, Momenta Pharmaceuticals, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at the Hotel Marlowe, located at 25 Edwin H. Land Blvd, Cambridge, MA. A total of 51,924,643 shares of the Company’s common stock were entitled to vote as of April 15, 2013, the record date for the Annual Meeting, of which 48,696,519 were present in person or by proxy at the Annual Meeting.  The votes cast with respect to each item of business properly presented at the meeting were as follows:

1.             The stockholders elected each of the three Class III nominees to the Company’s Board of Directors, to hold office until the 2016 Annual Meeting of Stockholders by a plurality of the votes duly cast.

	For	Withheld	Broker Non-Votes
Thomas P. Koestler	41,407,687	1,069,905	6,218,927
Bennett M. Shapiro	41,408,495	1,069,097	6,218,927
Elizabeth Stoner	41,907,957	569,635	6,218,927

2.             The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2013 by a majority of the votes duly cast.

For:	48,279,670
Against:	368,375
Abstain:	48,474

3.             The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

For:	36,986,182
Against:	5,319,861
Abstain:	171,549
Broker Non-Votes:	6,218,927

4.             The stockholders approved the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan.

For:	39,803,269
Against:	2,626,156
Abstain:	48,167
Broker Non-Votes:	6,218,927

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Form of Stock Option Agreement under the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan

10.2	Form of Restricted Stock Agreement under the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 13, 2013	By:	/s/ Richard P. Shea

Richard P. Shea
Senior Vice President, Finance and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Form of Stock Option Agreement under the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan

10.2	Form of Restricted Stock Agreement under the Momenta Pharmaceuticals, Inc. 2013 Incentive Award Plan